UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

RESOURCE CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Ave., 10th Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-974-1708

                                                     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2006, Resource Capital Corp. (the “Company”), Resource Capital Manager, Inc. (the “Manager”) and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Friedman, Billings, Ramsey & Co., Inc. and J.P. Morgan Securities Inc. (collectively, the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”) providing for the offer and sale in a firm commitment underwritten offering of 6,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) at a price of $16.50 per Share ($15.5925 per Share, net of underwriting discount). The Underwriters have an option to purchase an additional 900,000 Shares from the Company pursuant to the Underwriting Agreement on the same terms as those Shares sold by the Company.

In the Underwriting Agreement, the Company and the Manager agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement dated December 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE CAPITAL CORPORATION

By:	/s/ Thomas C. Elliott
Name:	Thomas C. Elliott
Title:	Senior Vice President-Finance & Operations

Dated: December 20, 2006